





NAVIENT

2022 3rd Quarter Investor Presentation

October 27, 2022

NASDAQ: NAVI





Forward-Looking Statements; Non-GAAP Financial Measures

The following information is current as of September 30, 2022 (unless otherwise noted) and should be read in connection with Navient Corporation's "Navient" Annual Report on Form 10-K for the year end December 31, 2021 (the "2021 Form 10-K"), filed by Navient with the Securities and Exchange Commission (the "SEC") on February 25, 2022 and subsequent reports filed by Navient with the SEC. Definitions for capitalized terms in this presentation not defined herein can be found in the 2021 Form 10-K. This presentation contains "forward-looking statements," within the meaning of the federal securities law, about our business, and prospects and other information that is based on management's current expectations as of the date of this presentation. Statements that are not historical facts, including statements about the company's beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "may," "could," "should," "goal," or "target." Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements.

For Navient, these factors include, among others, the risks and uncertainties associated with:
- the continuing impact of the COVID-19 pandemic, including changes in the macroeconomic environment, restrictions on business, individual or travel activities intended to slow the spread of the pandemic and volatility in market conditions resulting from the pandemic including interest rates;
- the value of equities and other financial assets; the risks and uncertainties associated with increases in financing costs;
- the availability of financing or limits on our liquidity resulting from disruptions in the capital markets or other factors;
- unanticipated increases in costs associated with compliance with federal, state or local laws and regulations;
- changes in the demand for asset management and business processing solutions or other changes in marketplaces in which we compete (including increased competition);
- changes in accounting standards including but not limited to changes pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations;
- adverse outcomes in any significant litigation to which the company is a party;
- credit risk associated with the company's underwriting standards or exposure to third parties, including counterparties to hedging transactions; and
- changes in the terms of education loans and the educational credit marketplace (including changes resulting from the CARES Act or other new laws and the implementation of existing laws).

The company could also be affected by, among other things:
- unanticipated repayment trends on education loans including prepayments or deferrals resulting from new interpretations of current laws, rules or regulations or future laws, executive orders or other policy initiatives which operate to encourage or require consolidation, abolish existing or create additional income-based repayment or debt forgiveness programs or establish other policies and programs which may increase the prepayment rates on education loans and accelerate repayment of the bonds in our securitization trusts;
- reductions to our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America;
- failures of our operating systems or infrastructure or those of third-party vendors;
- risks related to cybersecurity including the potential disruption of our systems or those of our third-party vendors or customers or potential disclosure of confidential customer information;
- damage to our reputation resulting from cyber-breaches or litigation;
- failure to successfully implement cost-cutting initiatives and adverse effects of such initiatives on our business;
- failure to adequately integrate acquisitions or realize anticipated benefits from acquisitions including delays or errors in converting portfolio acquisitions to our servicing platform;
- changes in law and regulations whether new laws or regulations or new interpretations of existing laws and regulations applicable to any of our businesses or activities or those of our vendors, suppliers or customers;
- changes in the general interest rate environment, including the availability of any relevant money-market index rate, including LIBOR, or the relationship between the relevant money-market index rate and the rate at which our assets are priced;
- our ability to successfully effectuate any acquisitions and other strategic initiatives;
- activities by shareholder activists, including a proxy contest or any unsolicited takeover proposal;
- changes in general economic conditions, including the potential impact of persistent inflation; and
- the other factors that are described in the "Risk Factors" section of Navient's Annual Report on Form 10-K for the year ended December 31, 2021, and in our other reports filed with the SEC.

The preparation of the company's consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The company does not undertake any obligation to update or revise these forward-looking statements except as required by law.
Navient reports financial results on a GAAP basis and also provides certain non-GAAP performance measures, including Core Earnings, Adjusted Tangible Equity Ratio, and various other non-GAAP financial measures derived from Core Earnings. When compared to GAAP results, Core Earnings exclude the impact of: (1) mark-to-market gains/losses on derivatives; and (2) goodwill and acquired intangible asset amortization and impairment. Navient provides Core Earnings measures because this is what management uses when making management decisions regarding Navient's performance and the allocation of corporate resources. Navient Core Earnings are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see Core Earnings in Navient's third quarter earnings release and pages 34 - 36 of this presentation for a further discussion and a complete reconciliation between GAAP net income and Core Earnings.

NAVIENT®

Navient provides technology-enabled education finance and business processing solutions that simplify complex programs and help millions of people achieve success

Our customer-focused, data-driven services deliver exceptional results for clients in education, health care and government

Originations Franchise and Existing Loan Portfolio Generate Significant Cash Flows

- ✓ Our originations platform with its low-cost to acquire model generates highly accretive loans
- ✓ Education loan portfolios will generate predictable and stable cash flows over 20+ years

Leveraging Our Scalable Technology Platform to Deliver Value

- ✓ Through our technology enhanced operating model, we continue to deliver solutions to our customers
- ✓ Optimized scale and infrastructure leave us well positioned for continued EBITDA growth

Disciplined Expense Management & Prudent Capital Allocation

- ✓ We drive efficiency through the continuous use of data and analytics to drive simplification and automation
- ✓ Focused on maintaining our dividend and returning excess capital to shareholders

Executing on our long-term value-creation strategy and utilizing our core strengths

Federal Education Loans

- ✓ Total revenue of **$148 million** reflects our continued success in managing interest rate risk
- ✓ Segment operating expenses **reduced by over 50%**[1] demonstrates the variability of expenses
- ✓ **Supporting borrowers** as they navigate evolving student loan policy

94 bps NIM

Consumer Lending

- ✓ Originated **$447 million** of high-quality Private Education Loans
- ✓ In-School originations **increased by more than 40%**[1]
- ✓ Committed to a **disciplined growth strategy** to drive long-term value

290 bps NIM

Business Processing

- ✓ Technology enabled platform & differentiated expertise **enhances the client experience** and allows for rapid implementation
- ✓ Broad array of solutions continue to drive opportunities for **organic revenue growth**

16% EBITDA margin[2]

Navient Delivers Diversified, Long-term Value

Note: Financial data is as of Q3 2022.
[1] Compared to Q3 2021.
[2] Item is a non-GAAP financial measure. See pages 34 - 36 for a description and reconciliation.

Navient is Focused on Cost Efficiency

Cutting-Edge Efficiency	Continuously Evolving Our Expense Base
✓ Innovative financing reduces interest expense, **maximizing cashflow** and shareholder value ✓ Continuing to drive strong margins through capital-efficient fee businesses, **leveraging our scaled infrastructure** and technical expertise	✓ Demonstrated history of **reducing expenses** and **improving efficiency** across our businesses ✓ Focused on **evolving to a variable cost structure** from a fixed cost structure ✓ **Growing businesses with strong margins** that produce targeted returns

Supporting Consistent Portfolio Margins and BPS Revenue Growth with Disciplined Expense Management


$81
$74
$67
2020
2021
YTD 2022

Total Gross Loans ($ billions)


48%
49%
51%
2020
2021
YTD 2022

Efficiency Ratio [1]

[1] Item is a non-GAAP financial measure. See pages 34 - 38 for a description and reconciliation.

Building Value and Driving Meaningful Returns

		Since 2014 Separation [1]
Loan Originations	✓ Our competitive franchise, with its highly attractive return profile, leverages our core expertise to drive profits and growth	Originated over **$20 billion** Private Education Loans
Loan Portfolios and Corporate Acquisitions	✓ Accretive, high-return portfolio acquisitions, and capital-lite fee businesses generate organic income	Acquired **$50 billion** of total Education Loans
Dividends	✓ Consistent quarterly distributions since separation	Paid **$1.4 billion** in dividends
Share Repurchase	✓ Since separation, repurchased over 70% of outstanding shares, with $685 million of repurchase authority remaining [2]	Repurchased **$4.5 billion** of Navient shares
Reduce Unsecured Debt	✓ Optimizing capital structure and return profile, ensuring ongoing access to unsecured debt markets	Reduced unsecured debt by nearly **$10.2 billion**

Total Payout Ratio nearly 115% since Separation

All data as of Q3 2022; Payout ratio shown on the basis of Adjusted Core Earnings, a non-GAAP financial measure.
[1] Separation values are as reported 6/30/2014.
[2] On December 10, 2021, Navient announced a new share repurchase program for up to $1 billion of stock.

Navient Continues to Advance Environmental, Social and Governance Initiatives

Social Initiatives

Community partnerships
- National partnership with Boys & Girls Clubs of America to bring career and college planning resources to support equity for youth, including those from under-resourced communities

Customer initiatives
- Advocacy to improve the education finance system in America
- Tools and resources to help people successfully manage their student loans and develop healthy credit habits
- Supported 4.6 million people to become student loan debt free over the last decade.

Philanthropy
- Giving in our communities through employee-led fundraising and the Navient Community Fund
- Up to four hours of paid time off per month for employees to volunteer in their communities

Employee programs
- Inclusion, Diversity & Equity Council
- Employee Resource Groups
- Award-winning employee training and development opportunities such as Leadership Development Program

Environmental Initiatives

- **Participant in the Carbon Disclosure Project (CDP)**
- Ongoing efforts to reduce already low carbon footprint
- **Energy-efficient buildings and systems**
- Enterprise-wide emphasis on electronic communications
- **Flexible work options and use of technology that can reduce commuting, travel and office footprint**

Governance Initiatives

- **Strong focus on shareholder rights**, including majority voting, proxy access and annual election for board members
- Adoption of governance best practices, board refreshment policies, annual board and committee assessments
- **Emphasis on board diversity**—Navient's Board of Directors has been recognized for board diversity by Women's Forum of New York, Forum of Executive Women and New York Stock Exchange Governance Services
- Long-term compensation incentive metrics designed to promote growth and sustainable profitability
- **Robust risk and compliance oversight framework**

Learn more in our Corporate Social Responsibility Report at navient.com/social-responsibility

Education Lending Remains an Attractive Opportunity

Sizable Market With Attractive Yields [1]

Estimated Total Market Annual Originations [2] and Yields ($'s in billions)


Grad PLUS
In-School Private Education Loans
Private Education Refinance Loans
$12
$10
$18
Estimated 2021 Originations


7.5%
~8%
~4%
Estimated Average Yield

Leveraging Our Existing Infrastructure to Generate Value

- **Private Education Refinance Loans**:
  - Using our data and expertise to deploy capital at mid-teens ROE
  - Life of loan loss expectation of 1.25% [3]
  - Weighted average life of ~3.5 years
- **In-School Private Education Loans**:
  - Using our data and expertise to deploy capital at high-teens ROE
  - Life of loan loss expectations of 6% [3]
  - Weighted average life of ~8 years

Typical Refi Borrower Profile [4]

Borrower Age	32
Months since Graduation	70
Education	56% advanced degrees
FICO	760
Income	$126,000
Monthly Real Free Cash Flow	$4,100
Original Loan Amount	$68,500

[1] Source: Navient estimates for total originations based on third party filings and "Jennifer Ma, Matea Pender, and CJ Libassi (2021), Trends in Student Aid 2021, New York: The College Board"; Navient estimates for average yields based on FSA Data Center and third-party company filings; estimated average yields for private lending is expected to shift based on market reactions to monetary policy.
[2] Navient expects the refinance loan market to contract by approximately 80% in 2022, due to rising interest rates and the extension of the CARES act.
[3] Life of loan loss expectations are on a gross basis.
[4] Typical characteristics presented are rounded and derived on a weighted average basis of originations of refinance loans through 9/30/2022.

2022 Guidance

Full Year 2022
EPS Guidance:
$3.35 - $3.45 [1]

	Original Full Year 2022 Guidance [2]	Year to Date 2022 Actuals
Core Earnings Return on Equity [1]	Mid to High Teens	✓ 18%
Core Earnings Efficiency Ratio [1]	~54%	✓ 51%
Adjusted Tangible Equity Ratio [1]	~6%	✓ 7.8%
Net Interest Margin – Federal Education Loan Segment	Mid 90's	✓ 103 bps
Net Charge-off Rate – Federal Education Loan Segment	Less than 0.10%	✓ 0.09%
Net Interest Margin – Consumer Lending Segment	2.55% - 2.65%	✓ 2.78%
Net Charge-off Rate – Consumer Lending Segment [3]	1.5% - 2.0%	✓ 1.59%
EBITDA Margin – Business Processing Segment [1]	High Teens	✓ 18%

[1] Adjusted diluted Core Earnings per share excludes restructuring and regulatory expenses and is as of October 25, 2022. Item is a non-GAAP financial measure. See pages 34 - 36 for a description and reconciliation
[2] Original Full Year Guidance provided on January 26, 2022 included Full Year EPS guidance of $3.00-$3.15.
[3] Excluding the $30 million and $16 million of charge-offs on the expected future recoveries of previously fully charged-off loans in third-quarters 2022 and 2021, respectively, that occurred as a result of changing the net charge-off rate on defaulted loans from 81.7% to 81.9% in third-quarter 2022 and from 81.4% to 81.7% in third-quarter 2021.

Funding, Liquidity, & Cashflow

Financing and Capital Management

Third Quarter Results & Upcoming Items

Capital Management

Returned **$ 117 million**
through share repurchases and dividends

- ✓ Paid dividends of **$22 million**
- ✓ Repurchased **6.3 million shares** for **$95 million**
- ✓ **$685 million** common share repurchase Board authority remains outstanding

Adjusted Tangible Equity (ATE) ratio: **7.8%** [1]

[1] Item is a non-GAAP financial measure. See pages 34 - 36 for a description and reconciliation.

Education Loan Portfolio Generates Significant Cash Flows

Projected Life of Loan Cash Flows over ~20 Years	
$'s in Billions	
FFELP Cash Flows	**09/30/2022**
Secured	
Residual (including O/C)	$4.4
Floor Income	0.7
Servicing	1.5
Total Secured	$6.6
Unencumbered	0.4
Total FFELP Cash Flows	**$7.0**
Private Credit Cash Flows	
Secured	
Residual (including O/C)	$4.0
Servicing	0.5
Total Secured	$4.5
Unencumbered	2.7
Total Private Cash Flows	**$7.1**
Combined Cash Flows before Unsecured Debt	**$14.2**
Unsecured Debt (par value)	**$7.0**

Enhancing Cash Flows

- **Generated $1.5 billion** of cash flows in YTD 2022
- **Returned $0.4 billion** to shareholders through share repurchase and dividends in YTD 2022
- Acquired $1.7 billion of student loans in YTD 2022
- $14.2 billion of estimated future cash flows remain over ~ 20 years
  - Includes ~$5.1 billion of overcollateralization[1] (O/C) to be released from residuals
- $2.0 billion of unencumbered student loans
- $0.3 billion of hedged FFELP Loan embedded floor income

These projections are based on internal estimates and assumptions and are subject to ongoing review and modification.
These projections assume commercially-held FFELP to be ineligible for loan forgiveness based on the program information as of 10/15/2022.
These projections may prove to be incorrect
[1]Includes the PC Turbo Repurchase Facility Debt totaling $0.8B as of 09/30/2022.

Education Loan Portfolio Five Year Cash Flow

Projected Annual Private Education Loan Cash Flows



$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
($'s in Billions)
$0.2
$0.8
$0.9
$0.8
$0.9
2022
2023
2024
2025
2026
Cash Flows assuming call option can be exercised at 10%

Projected Annual FFELP Loan Cash Flows



$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
($'s in Billions)
$0.3
$0.9
$0.8
$0.7
$0.7
2022
2023
2024
2025
2026
Cash Flows assuming trusts run to maturity

Private Education Loan Portfolio Assumptions

- The Private Education Loan portfolio is projected to generate $3.6 billion in cash flows through 2026 excluding operating expenses, taxes and unsecured debt principal and interest payments
- Future loan originations are not included
- Unencumbered loans of $1.8 billion are not securitized to term
- Includes the repayment of debt related to asset-backed securitization repurchase facilities when the call option is exercised

FFELP Loan Portfolio Assumptions

- The FFELP loan portfolio is projected to generate $3.3 billion in cash flows through 2026 excluding operating expenses, taxes and unsecured debt principal and interest payments
- Unencumbered loans of $0.2 billion are not securitized to term
- Includes projected floor income

Cashflows presented are on a go-forward basis, as such amounts for year 2022 reflect cashflow expectations for Q4
These projections are based on internal estimates and assumptions and are subject to ongoing review and modification.
These projections assume commercially-held FFELP to be ineligible for loan forgiveness based on the program information as of 10/15/2022. **These projections may prove to be incorrect..**

Projecting FFELP Cashflows through 2034

$'s in millions

as of 09/30/2022	2022	2023	2024	2025	2026	2027	2028	2029
Projected FFELP Average Balance	$45,866	$42,482	$38,444	$34,522	$30,829	$27,248	$23,803	$20,531
Projected Excess Spread	$163	$560	$476	$432	$410	$367	$319	$281
Projected Servicing Revenue	$52	$196	$180	$165	$151	$137	$123	$109
Projected Total Revenue	$215	$756	$656	$597	$561	$504	$443	$391

	2030	2031	2032	2033	2034+
Projected FFELP Average Balance	$17,434	$14,656	$12,072	$9,351	$2,469
Projected Excess Spread	$245	$212	$214	$186	$584
Projected Servicing Revenue	$95	$82	$67	$52	$114
Projected Total Revenue	$341	$293	$281	$238	$698

Cashflows presented are on a go-forward basis, as such amounts for year 2022 reflect cashflow expectations for Q4.

- **Total Cash Flows from Projected Excess Spread = $4.4 Billion**
- **Total Cash Flows from Projected Servicing Revenues = $1.5 Billion**

Assumptions
No Floor Income, CPR/CDR = 5%
These projections are based on internal estimates and assumptions and are subject to ongoing review and modification. These projections may prove to be incorrect.
*Numbers may not add due to rounding

Secured Cash Flow

Comparing Current to Historical

$ in Millions	3Q2022	2021	2020	2019
FFELP				
Term Securitized				
Servicing (Cash Paid)	$ 135	$ 204	$ 227	$ 253
Net Residual[1] (Excess Distributions)	$ 425	$ 750	676	743
Other Secured FFELP				
Net Cash Flow [2]	$ 13	$ 105	154	227
Total FFELP	$ 573	$ 1,059	$ 1,057	$ 1,223
Private Credit				
Term Securitized				
Servicing (Cash Paid)	$ 86	$ 119	$ 124	$ 135
Residual [3] (Excess Distribution)	$ 257	440	455	382
Other Secured Financings				
Net Cash Flow	$ 286	507	852	684
Total Private Credit	$ 629	$ 1,066	$ 1,431	$ 1,200
Total Proceeds from Residual Sales				
Total FFELP and Private Credit	$ 1,202	$ 2,125	$ 2,488	$ 2,423

Average Principal Balances	3Q2022	2021	2020	2019
FFELP				
Term FFELP	$ 48,663	$ 54,051	$ 57,346	$ 62,969
Other Secured FFELP	$ 896	1,013	3,122	4,141
Total FFELP	$ 49,559	$ 55,064	$ 60,468	$ 67,110
Private Credit				
Term Private Credit	$ 16,049	$ 16,053	$ 16,405	$ 16,795
Other Secured Financings	$ 3,190	3,081	4,075	3,526
Total Private Credit	$ 19,239	$ 19,134	$ 20,480	$ 20,321
Total FFELP and Private Credit	$ 68,798	$ 74,198	$ 80,948	$ 87,431

Note: Totals may not add due to rounding
[1] Net Residual includes the impact of all floor contracts.
[2] Net Cash Flow includes payments made on the revolving credit agreements with Navient Corporation.
[3] The Private Credit Residual increase in 2020 can be attributed to late 2019 and 2020 issuances.

Navient Capital Structure

Optimizing Conservative Management for Long-Term Goals

Long-Term Conservative Funding Approach

- Important to **maintain our credit ratings** which support ongoing access to the unsecured debt markets
  - **We pursue opportunities to repurchase debt** in the open market
- **87%** of our Education Loan portfolio is funded to term
- We **repurchased over 19 million shares YTD**
  - Through share repurchases and dividends, we **returned over $380 million YTD** to shareholders

Managing Unsecured Debt Maturities

(par value, $ in billions)



$4.0
$7.6
$2.4
$7.1
$2.6
$5.9
$3.3
$3.8
$2.6
$4.4
12/31/18
12/31/19
12/31/20
12/31/21
09/30/22
Maturities within 5 years
Maturities beyond 5 years

Managing Unsecured Debt Maturities



$0.0
$0.9
$1.3
$1.5
$1.4 $1.4
$0.6 $0.6
$0.5 $0.5
$0.7 $0.7
$0.5 $0.5
$1.0
$0.2
$0.0 $0.0
$1.1 $1.1
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031+
(par value, $ in billions)
As of September 30, 2022
As of September 30, 2021

Long-Term Conservative Funding Approach

Navient has a demonstrated track record of taking a conservative approach to unsecured debt.

We manage unsecured debt maturities strategically and prioritize continued access to the unsecured debt market as an important component in our capital structure.

FFELP ABS

Student Loan Comparison[1]

FFELP vs. In-School Private Education vs. Refi Private Education

	FFELP	In-School Private Education Student Loans	ReFi Private Education Student Loans
Borrower	Student or Parent	Student or Parent	Student or Parent
Co-Signer	None	Typical	Not Typical
Lender	Eligible banks and private lenders	Banks and other private sector lenders	Banks and other private sector lenders
Loan Interest Rate	Variable[2]	Fixed or Variable	Fixed or Variable
Loan Interest Index	LIBOR[2]	PRIME, LIBOR or SOFR	LIBOR or SOFR
Guarantee	97-100% of principal and interest by the U.S. Dept. of Education	Not guaranteed by the U.S. Government	Not guaranteed by the U.S. Government
Interest Subsidy/Special Allowance Payments	Paid by the U.S. Dept. of Education	N/A	N/A
Underwriting	Borrower must have no outstanding student loan defaults/bankruptcy	Consumer loan underwriting	Consumer loan underwriting
Pricing	Set by the Higher Education Act	Risk-based	Risk-based
Maximum Amount per Year	$5,500-$7,500 for dependent student, based on year in school	Up to the full cost of education, less grants and federal loans	Up to the outstanding principal balance and accrued interest of eligible education debt
Loan Types	Subsidized Stafford/Un-Subsidized Stafford//PLUS/Consol/Rehab	In-School	Refinance
Repayment Term	Up to 30 years, with repayment deferred until after graduation	15 years or more, typically deferred until after graduation	Up to 20 years
Collections	Based on U.S. Dept. of Education regulations	Typical consumer loan collections activities	Typical consumer loan collections activities
Deferment	Permitted	Granted only to students who return to school	Granted only to students who return to school
Forbearance	Permitted	Typically granted for economic hardship, up to maximum of 24 months[3]	Typically granted for economic hardship, up to maximum of 12 months[3]
Dischargeable in Bankruptcy	Under certain circumstances[4]	Under certain circumstances[4]	Under certain circumstances[4]

(1) Does not include Federal Direct Loan Program.
(2) Loan yield to holder indexed to 91-day T-bill or 1-month LIBOR; loan yield based on LIBOR is expected to transition to SOFR by June 30th, 2023.
(3) Exceptions to forbearance policies are permitted when such exceptions are judged to increase the likelihood of collection of the loan. Forbearance beyond 12 months is granted only in limited circumstances.
(4) Typically non-dischargeable in bankruptcy except under certain circumstances, including a showing of undue hardship.

FFELP ABS

Typical Transaction Characteristics

FFELP ABS Transaction Features

- Issue size of $500M+
- Senior and subordinate notes
- Amortizing tranches with 1 to 10(+) year average lives
- Fixed rate and floating rate securities
- Compliant with U.S. risk retention regulations
- Navient Solutions, LLC is master servicer

Collateral Characteristics

- Guarantee of underlying collateral insulates bondholders from most risk of loss of principal [1]
- Typically non-dischargeable in bankruptcy except under certain circumstances, including a showing of undue hardship

[1] Principal and accrued interest on underlying FFELP loan collateral carry insurance or guarantee of 97%-100% dependent on origination year and on meeting the servicing requirements of the U.S. Department of Education.

Loan Prepayments

Navient Stafford & PLUS

- Higher prepayment activity in mid-2012 was related to the short-term availability of the Special Direct Consolidation Loan program
- Prepayment increases occurred in 2015 and 2018 as we exercised our option to purchase assets from selected transactions to mitigate the risk that certain tranches might remain outstanding past their legal final maturity dates



Historical Stafford/PLUS ABS CPRs by Issuance Vintage
Quarterly CPR*
70%
60%
50%
40%
30%
20%
10%
0%
-10%
2Q2004
4Q2004
2Q2005
4Q2005
2Q2006
4Q2006
2Q2007
4Q2007
2Q2008
4Q2008
2Q2009
4Q2009
2Q2010
4Q2010
2Q2011
4Q2011
2Q2012
4Q2012
2Q2013
4Q2013
2Q2014
4Q2014
2Q2015
4Q2015
2Q2016
4Q2016
2Q2017
4Q2017
2Q2018
4Q2018
2Q2019
4Q2019
2Q2020
4Q2020
2Q2021
4Q2021
2Q2022
2002
2003
2004
2005
2006
2007
2008
2010
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

* Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

Loan Prepayments

Navient Consolidations

- CPRs for Consolidation ABS trusts declined significantly following legislation effective in 2006 that prevented in-school and re-consolidation of borrowers' loans
- Higher prepayment activity in mid 2012 was related to the short-term availability of the Special Direct Consolidation Loan program
- Consolidation loan prepayments increased in Q4 2021 following announcement of the Dept. of Education temporary Limited Public Service Loan Forgiveness Waiver on October 6, 2021



Historical Consolidation ABS CPRs by Issuance Vintage
Quarterly CPR*
25%
20%
15%
10%
5%
0%
-5%
2Q2004
1Q2005
4Q2005
3Q2006
2Q2007
1Q2008
4Q2008
3Q2009
2Q2010
1Q2011
4Q2011
3Q2012
2Q2013
1Q2014
4Q2014
3Q2015
2Q2016
1Q2017
4Q2017
3Q2018
2Q2019
1Q2020
4Q2020
3Q2021
2Q2022
2002
2003
2004
2005
2006
2007
2009
2011
2012
2014

* Quarterly CPR assumes School and Grace loans are not scheduled to make payments. Deferment, Forbearance and Repayment loans are scheduled to make payments.

Private Education Loan ABS

Private Education Loan ABS

Issuance Characteristics

Private Education Loan ABS Transaction Features

- Issue size of $500M+
- Senior and subordinate notes
- Amortizing tranches with 1 to 10 year average lives
- Fixed rate and floating rate securities
- Compliant with U.S. risk retention and, depending on the transaction, with European risk retention
- Navient Solutions, LLC is master servicer

Collateral Characteristics

- Collateralized by loans made to students and parents to fund college tuition, room and board
  - Seasoned assets benefiting from proven payment history
  - Refi assets with strong credit factors including high FICO scores, income, and ability to pay
- Underwritten using a combination of FICO, custom scorecard & judgmental criteria with risk based pricing, debt-to-income, household income, and free cash flow, as applicable
- Typically non-dischargeable in bankruptcy except under certain circumstances, including a showing of undue hardship

Student Loan Comparison[1]

FFELP vs. In-School Private Education vs. Refi Private Education

	FFELP	In-School Private Education Student Loans	ReFi Private Education Student Loans
Borrower	Student or Parent	Student or Parent	Student or Parent
Co-Signer	None	Typical	Not Typical
Lender	Eligible banks and private lenders	Banks and other private sector lenders	Banks and other private sector lenders
Loan Interest Rate	Variable[2]	Fixed or Variable	Fixed or Variable
Loan Interest Index	LIBOR[2]	PRIME, LIBOR or SOFR	LIBOR or SOFR
Guarantee	97-100% of principal and interest by the U.S. Dept. of Education	Not guaranteed by the U.S. Government	Not guaranteed by the U.S. Government
Interest Subsidy/Special Allowance Payments	Paid by the U.S. Dept. of Education	N/A	N/A
Underwriting	Borrower must have no outstanding student loan defaults/bankruptcy	Consumer loan underwriting	Consumer loan underwriting
Pricing	Set by the Higher Education Act	Risk-based	Risk-based
Maximum Amount per Year	$5,500-$7,500 for dependent student, based on year in school	Up to the full cost of education, less grants and federal loans	Up to the outstanding principal balance and accrued interest of eligible education debt
Loan Types	Subsidized Stafford/Un-Subsidized Stafford//PLUS/Consol/Rehab	In-School	Refinance
Repayment Term	Up to 30 years, with repayment deferred until after graduation	15 years or more, typically deferred until after graduation	Up to 20 years
Collections	Based on U.S. Dept. of Education regulations	Typical consumer loan collections activities	Typical consumer loan collections activities
Deferment	Permitted	Granted only to students who return to school	Granted only to students who return to school
Forbearance	Permitted	Typically granted for economic hardship, up to maximum of 24 months[3]	Typically granted for economic hardship, up to maximum of 12 months[3]
Dischargeable in Bankruptcy	Under certain circumstances[4]	Under certain circumstances[4]	Under certain circumstances[4]

(1) Does not include Federal Direct Loan Program.

(2) Loan yield to holder indexed to 91-day T-bill or 1-month LIBOR; loan yield based on LIBOR is expected to transition to SOFR by June 30th, 2023.

(3) Exceptions to forbearance policies are permitted when such exceptions are judged to increase the likelihood of collection of the loan. Forbearance beyond 12 months is granted only in limited circumstances.

(4) Typically non-dischargeable in bankruptcy except under certain circumstances, including a showing of undue hardship.

Navient Private Education Trusts

As of the respective cutoff dates for each transaction

2020-2022YTD Issuance Program	Navient																	
	NAV 20-A	NAV 20-B	NAV 20-C	NAV 20-D	NAV 20-E	NAV 20-F	NAV 20-G	NAV 20-H	NAV 20-I	NAV 21-A	NAV 21-B	NAV 21-C	NAV 21-D	NAV 21-E	NAV 21-F	NAV 21-G	NAV 22-A	NAV 22-B
Bond Amount ($mil)	620	712	546	808	499	781	786	955	604	818	1,007	1,093	558	1,019	991	1,011	952	715
Initial AAA Enhancement (%)	23%	10%	24%	10%	10%	10%	8%	11%	18%	8%	9%	9%	26%	8%	7%	9%	9%	16%
Initial Enhancement (%)	13%	4%	12%	3%	3%	3%	3%	4%	10%	3%	2%	2%	3%	2%	2%	4%	5%	11%
Loan Program (%)																		
Signature/Law/MBA/Med	36%	0%	84%	0%	0%	0%	0%	0%	53%	0%	0%	0%	30%	0%	0%	0%	0%	0%
Smart Option	52%	0%	0%	0%	0%	0%	0%	0%	31%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Consolidation	3%	0%	1%	0%	0%	0%	0%	0%	9%	0%	0%	0%	1%	0%	0%	0%	0%	0%
Private Education Refi	0%	100%	0%	100%	100%	100%	100%	100%	0%	100%	100%	100%	0%	100%	100%	100%	100%	100%
Direct to Consumer	9%	0%	11%	0%	0%	0%	0%	0%	7%	0%	0%	0%	68%	0%	0%	0%	0%	0%
Career Training	0%	0%	4%	0%	0%	0%	0%	0%	*	0%	0%	0%	1%	0%	0%	0%	0%	0%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Payment Status																		
School, Grace, Deferment	10%	*	6%	*	1%	*	*	*	7%	*	*	*	5%	*	*	*	*	*
Repayment	88%	100%	92%	97%	95%	96%	97%	100%	89%	100%	100%	100%	89%	100%	100%	100%	100%	100%
Forbearance	2%	*	2%	3%	4%	4%	3%	*	4%	*	*	*	6%	*	*	*	*	*
WA Term to Maturity (Mo.)	148	145	166	140	135	141	141	132	161	136	139	141	186	144	150	151	155	153
WA Months in Repayment (Mo.)	86	-	81	-	135	-	-	-	95	-	-	-	-	-	-	-	-	-
% Loans with Cosigner	79%	0%	76%	0%	0%	0%	0%	0%	77%	0%	0%	0%	53%	0%	0%	0%	0%	0%
% Loans with No Cosigner	21%	100%	24%	100%	100%	100%	100%	100%	23%	100%	100%	100%	47%	100%	100%	100%	100%	100%
WA FICO at Origination	735	760	737	763	781	763	764	777	733	774	773	771	660	768	767	766	763	758
WA Recent FICO at Issuance	741	-	741	-	-	-	-	-	741	-	-	-	706	-	-	-	-	-
WA FICO (Cosigner at Origination)	744	-	746	-	-	-	-	-	743	-	-	-	672	-	-	-	-	-
WA FICO (Cosigner at Rescored)	749	-	751	-	-	-	-	-	751	-	-	-	714	-	-	-	-	-
WA FICO (Borrower at Origination)	701	760	709	763	781	763	764	777	701	774	773	771	647	768	767	766	763	758
WA FICO (Borrower at Rescored)	710	-	709	-	-	-	-	-	710	-	-	-	698	-	-	-	-	-
WA Gross Borrower Coupon(1)	5.18%	4.84%	6.69%	4.75%	5.23%	4.78%	4.82%	3.62%	6.21%	4.08%	2.84%	2.97%	8.41%	3.90%	3.93%	3.81%	3.92%	4.19%

(1) Represents the WA Libor Equivalent Margin for legacy collateral transactions. Assumes Prime / 1 month LIBOR spread of 3.00% for transactions with Prime collateral.

** Represents a percentage greater than 0% but less than 0.5%.*

Prepayment Analysis

Navient Private Education Legacy Loan Trusts

- Constant prepayment rates increased beginning 2014 on increased seasoning-related voluntary prepayment and the emergence of the external student loan refinance market
- Prepayment activity declined in 2020 during the COVID-19 crisis as borrowers utilized COVID disaster forbearances



Constant Prepayment Rate (CPR)
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
Nov-03
Nov-04
Nov-05
Nov-06
Nov-07
Nov-08
Nov-09
Nov-10
Nov-11
Nov-12
Nov-13
Nov-14
Nov-15
Nov-16
Nov-17
Nov-18
Nov-19
Nov-20
Nov-21
2002-A
2003-A
2003-B
2003-C
2004-A
2004-B
2005-A
2005-B
2006-A
2006-B
2006-C
2007-A
2009-D
2009-CT
2010-A
2010-B
2010-C
2011-A
2011-B
2011-C
2012-A
2012-B
2012-C
2012-D
2012-E
2013-A
2013-B
2013-C
2014-A
2014-CT
NAVI 2014-A
2015-A
2015-B
2015-C
2016-A

Navient Corporation Appendix

Operating Results

Core Earnings Basis

Selected Financial Information and Ratios

(In millions, except per share amounts)	Q3 22	Q2 22	Q3 21
GAAP diluted EPS	**$0.75**	**$1.22**	**$1.04**
Adjusted Core Earnings EPS [1]	**$0.75**	**$0.92**	**$0.92**
Average common stock equivalent	141	147	167
Ending total education loans, net	$66,042	$68,882	$74,368
Average total education loans	$68,751	$71,390	$76,373
Federal Loan Segment Net Interest Margin	0.94%	1.11%	1.04%
Consumer Loan Segment Net Interest Margin	2.90%	2.66%	2.98%

3rd Quarter 2022 Highlights

- **Adjusted Core Earnings[1] per share of $0.75**
  - Core Earnings Return on Equity [1] of 15%
  - Inclusive of a 5-cent reduction in EPS as a result of the incremental FFELP consolidation activity
- Originated **$447 million of high-quality private education loans** in the quarter
  - In-School originations increased 41% from the year-ago quarter to $216 million
- Generated **$79 million** in revenue within our Business Processing Services segment
- **Increased Adjusted Tangible Equity Ratio** to 7.8% [1]
- **Returned $117 million to shareholders** through dividends and share repurchases

[1] Item is a non-GAAP financial measure. See pages 34 - 38 for a description and reconciliation.

Federal Education Loans Segment

Core Earnings Basis

Selected Financial Information and Ratios

($ In millions)	Q3 22	Q2 22	Q3 21
Segment net interest margin	0.94%	1.11%	1.04%
FFELP Loans:			
Provision for loan losses	$ -	$ -	$ -
Net Charge-offs	$12	$10	$8
Annualized Net Charge-off rate	0.12%	0.09%	0.07%
Greater than 30-days delinquency rate	18.6%	15.9%	8.5%
Greater than 90-days delinquency rate	10.1%	7.4%	4.3%
Forbearance rate	16.4%	13.1%	15.4%
Average FFELP Loans	$48,443	$50,534	$55,435
Operating Expense	$25	$25	$53
Net Income	$94	$110	$122
Total federal loans serviced (billions) [1]	$54	$57	$284

[1] As of September 30, 2022, we serviced $54 billion in FFELP (federally guaranteed) loans.

3rd Quarter 2022 Highlights

Federal Education

Q3 22 Net Interest Margin: 94 bps
Q3 22 Annualized Net Charge-off Rate: 12 bps

- **53% decline in segment operating expense** from the year-ago quarter to $25 million
- **Impact of incremental consolidation activity:**
  - Net reduction to pre-tax income of $10 million
- Approximately **40% of YTD defaults were late-stage delinquency borrowers pre-COVID**
- **Increasing loan loss provision by $13 million** in anticipation of a deteriorating economy

Consumer Lending Segment

Core Earnings Basis

Selected Financial Information and Ratios

($ In millions)	Q3 22	Q2 22	Q3 21
Segment net interest margin	2.90%	2.66%	2.98%
Private Education Loans			
Provision for loan losses	$28	$18	$22
Net Charge-offs [1]	$99	$70	$39
Annualized Net Charge-off rate[1]	2.01%	1.40%	0.77%
Greater than 30-days delinquency rate	4.4%	4.1%	3.0%
Greater than 90-days delinquency rate	2.0%	2.0%	1.1%
Forbearance rate	1.9%	1.5%	3.9%
Average Private Education Loans	$20,308	$20,856	$20,938
Operating Expense	$43	$35	$45
Net Income	$65	$71	$73

[1] Excluding the $30 million and $16 million of charge-offs on the expected future recoveries of previously fully charged-off loans in third-quarters 2022 and 2021, respectively, that occurred as a result of changing the net charge-off rate on defaulted loans from 81.7% to 81.9% in third-quarter 2022 and from 81.4% to 81.7% in third-quarter 2021.

3rd Quarter 2022 Highlights

Consumer Lending

Q3 22 Net Interest Margin: 290 bps
Q3 22 Annualized Net Charge-off Rate : 201 bps

- **Originated $447 million** of high-quality education loans
- **In-School originations grew 41%** from the year-ago quarter


Q3 2022 Originations
Refinance 52%
In-School 48%

Refinance	$ 231
In-School	$ 216
Total Q3 Originations	$ 447

- **Net interest margin reached 2.90%**
- **Forbearances declined over 50%** from the year-ago quarter as borrowers return to repayment after pandemic relief
  - **More than 40% of YTD defaults were late-stage delinquency borrowers pre-COVID**
- **Loan loss provision of $28 million**
  - $15 million due in anticipation of a deteriorating economy
  - $13 million from loan originations

Business Processing Segment

Core Earnings Basis

Selected Financial Information and Ratios

($ In millions)	Q3 22	Q2 22	Q3 21
Government Services	$47	$53	$75
Healthcare RCM Services	$32	$34	$47
Total Business Processing Revenue	**$79**	**$87**	**$122**
Operating Expenses	$67	$74	$87
EBITDA [1]	$13	$14	$38
EBITDA Margin [1]	16%	16%	31%
Net Income	**$9**	**$10**	**$27**

3rd Quarter 2022 Highlights

Business Processing
Q3 22 EBITDA Margin [1]: 16%

- **Total revenue of $79 million** even with the winding-down of pandemic-related contracts
- **$8 million – or 14% – increase in revenue** from traditional government and healthcare services from the year-ago quarter

[1] Item is a non-GAAP financial measure. See pages 34 - 36 for a description and reconciliation.

Other Segment

Core Earnings Basis

YTD 2022 Unallocated Shared Services Expense
$180 million


Regulatory Related Costs 3%
CEO, Corporate Marketing & Other
5%
HR & Corporate Facilities
12%
Finance and Vendor Management
15%
Legal, Risk & Audit, Government Relations
15%
Stock Compensation & Management Incentive
15%
Information Technology
35%

Shared Services Overview

Shared services are related to the management of the entire company or shared by multiple reporting segments

- **Centralization creates cost efficiencies and includes certain costs related to:**
  - Executive Management
  - Board
  - Accounting
  - Finance
  - HR
  - Legal
  - Audit
  - Insurance and Risk & Compliance
  - Corporate Facilities

- **Information Technology expense** includes infrastructure, operations, and IT security, together with regulatory costs
  These costs are primarily shared between the Federal Education and Consumer Lending segments

Notes on Non-GAAP Financial Measures

(Dollars in Millions)

In addition to financial results reported on a GAAP basis, Navient also provides certain performance measures which are non-GAAP financial measures. The following non-GAAP financial measures are presented within this Presentation:

1. **Core Earnings** – The difference between the company's Core Earnings and its GAAP results is that Core Earnings excludes the impacts of: (1) mark-to-market gains/losses on derivatives and (2) goodwill and acquired intangible asset amortization and impairment. Management uses Core Earnings in making decisions regarding the company's performance and the allocation of corporate resources and, as a result, our segment results are presented using Core Earnings. In addition, Navient's equity investors, credit rating agencies and debt capital investors use these Core Earnings measures to monitor the company's business performance. For further detail and reconciliation, see page 36 of this presentation and pages 18 - 29 of Navient's third quarter 2022 earnings release.

2. **Core Earnings Return on Equity (CEROE)** – Core Earnings Return on Equity is calculated as Adjusted Core Net income, excluding restructuring and regulatory-related expenses, divided by the quarterly average of GAAP equity for the trailing four quarters. This measure allows management, as well as investors and analysts, to measure the company's use of its equity. The calculation for Q3 2022 is as follows:

$$\text{Q3 2022} = \frac{\text{Adjusted Core Earnings Net income}}{\text{Average Equity}} = \frac{\$105^{(1)}}{(\$2,973 + \$2,927 + 2,824 + \$2,596) / 4} = 15\%^{(2)}$$

$$\text{Q3 YTD 2022} = \frac{\text{Adjusted Core Earnings Net income}}{\text{Average Equity}} = \frac{\$379^{(1)}}{(\$2,973 + \$2,927 + 2,824 + \$2,596) / 4} = 18\%^{(2)}$$

3. **Core Earnings Efficiency Ratio** – The Core Earnings Efficiency Ratio measures the company's Core Earnings Expenses, which excludes restructuring and regulatory-related expenses, relative to its Adjusted Core Earnings Revenue. This ratio can be calculated by dividing Core Earnings Expenses, excluding restructuring and regulatory-related expenses, by Adjusted Core Earnings Revenue. Adjusted Core Earnings Revenue is derived by adding provision for loan losses, and excluding gains or loss on debt repurchases, to Total Core Earnings Revenue. This is a useful measure to management as we plan and forecast, as it removes variables that cannot be easily predicted in advance. By using this measure, management can make better short-term and long-term decisions related to expense management and allocation. The calculations for Q3 2022 is as follows:

$$\text{Q3 2022} = \frac{\text{Adjusted Core Earnings Expense}}{\text{Adjusted Core Earnings Revenue}} = \frac{\$191^{(1)}}{\$357} = 54\%$$

$$\text{Q3 YTD 2022} = \frac{\text{Adjusted Core Earnings Expense}}{\text{Adjusted Core Earnings Revenue}} = \frac{\$583^{(1)}}{\$1,141} = 51\%$$

[1] Excludes $24 million and $30 million of net restructuring and regulatory-related expenses in the third quarter and year to date 2022, respectively.
[2] Return on Equity has been annualized.

Notes on Non-GAAP Financial Measures

4. **Earnings before Interest, Taxes, Depreciation and Amortization Expense ("EBITDA")** – This metric measures the operating performance of the Business Processing segment and is used by management and our equity investors to monitor operating performance and determine the value of those businesses. For further detail and reconciliation, see page 28 of Navient's third quarter 2022 earnings release.

5. **Adjusted Tangible Equity Ratio (ATE)** – The Adjusted Tangible Equity Ratio measures Navient's tangible equity, relative to its tangible assets. We adjust this ratio to exclude the assets and equity associated with our FFELP portfolio because FFELP Loans are no longer originated and the FFELP portfolio bears a 3% maximum loss exposure under the terms of the federal guaranty. Management believes that excluding this portfolio from the ratio enhances its usefulness to investors. To determine Adjusted Tangible Equity Ratios, we calculate the Adjusted Tangible Equity, (GAAP Total Equity less Goodwill & Acquired Intangible Assets less Equity held for FFELP Loans) and divide by Adjusted Tangible Assets (Total Assets less Goodwill & Acquired Intangible Assets less FFELP Loans). For further detail and reconciliation, see page 28 of Navient's third quarter 2022 earnings release.

Differences Between Core Earnings and GAAP

Core Earnings adjustments to GAAP: (Dollars in Millions)	Quarters Ended Sept. 30, 2022	June 30, 2022	Sept. 30, 2021
GAAP net income (loss)	$105	$180	$173
Net impact of derivative accounting	(33)	(72)	(30)
Net impact of goodwill and acquired intangible assets	10	3	4
Net income tax effect	5	23	2
Total Core Earnings adjustments to GAAP	(18)	(46)	(24)
Core Earnings net income (loss)	$87	$134	$149

Investor Relations Website

www.navient.com/investors
www.navient.com/abs

- **NAVI / SLM student loan trust data (Debt/asset backed securities – NAVI / SLM Student Loan Trusts)**
  - Static pool information – detailed portfolio stratifications by trust as of the cutoff date
  - Accrued interest factors
  - Quarterly distribution factors
  - Historical trust performance – monthly charge-off, delinquency, loan status, CPR, etc. by trust
  - Since issued CPR – monthly CPR data by trust since issuance

- **NAVI / SLM student loan performance by trust – Issue details**
  - Current and historical monthly distribution reports
  - Distribution factors
  - Current rates
  - Prospectus for public transactions and Rule 144A transactions are available through underwriters

- **Additional information (Webcasts and presentations)**
  - Archived and historical webcasts, transcripts and investor presentations

- **Environmental Social Governance (ESG) Information**

NAVIENT